                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                         MAY RESULTS VS. PLAN                   Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           May, 1996       Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $18.8    $19.2    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                         3.4      2.2     (3.6)    (7.0)
   Non-Cash Income Tax Exp (Ben)             1.4      0.9     (1.5)    (2.9)
   Other                                     0.7      0.6     (0.5)     0.3
                                        ------------------------------------
Cash Provided by (Used in) Operations        5.5      3.7     (5.6)    (9.6)

Changes in Working Capital:
   FIFO Inventory (increase) decrease        4.2      2.0    (71.6)   (71.6)
   Trade Payables increase (decrease)      (19.3)    (0.2)    39.6     26.4
   All Other                                (4.0)    (2.2)   (26.1)   (23.7)
                                        ------------------------------------
Net Changes in Working Capital             (19.1)    (0.4)   (58.1)   (68.9)

Capital Expenditures                        (1.8)    (2.5)    (7.4)   (10.0)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     23.3     10.0    102.5    120.7
   Capital Lease Payments                   (0.3)    (0.3)    (1.3)    (1.2)
   Long-Term Debt Payments                  (0.4)    (0.3)   (10.2)   (10.1)
   Restructuring and Other                  (1.0)    (0.5)    (8.8)    (5.4)
   Financing Fee Payments                      -        -     (0.3)    (0.8)
                                        ------------------------------------
Total Other                                 21.6      8.9     81.9    103.2
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     6.2      9.7     10.8     14.7
                                        ------------------------------------

Ending Cash & Cash Equivalents             $25.0    $28.9    $25.0    $28.9
                                        ====================================

(a)As reported on Form 8-K dated February 21, 1996


                                        Page 7 of 7